EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CHARMING SHOPPES, INC. ANNOUNCES EXECUTIVE LEADERSHIP APPOINTMENTS; ANNOUNCES SENIOR MERCHANDISING APPOINTMENTS

BENSALEM, Pa., February 9, 2009 -- Charming Shoppes, Inc. (Nasdaq: CHRS), a leading multi-brand apparel retailer specializing in women's plus-size apparel, today announced the appointment of Anthony M. Romano as Executive Vice President - Business Transformation, effective immediately.  Romano will report to Alan Rosskamm, Interim Chief Executive Officer and Chairman of the Board of Directors of Charming Shoppes, Inc.  Additionally, the Company announced that Bill Bass has been appointed Interim President of the Company’s Charming Direct division, also reporting to Rosskamm.  The Company also announced the promotion of Rachel A. Ungaro to Sr. Vice President, General Merchandising and the appointment of James A. Ferree as Sr. Vice President, General Merchandising, both of the Company’s Fashion Bug brand.

Romano will be responsible for executing the Company’s business transformation and restructuring and cost reduction programs.  The objectives of these programs include improving and simplifying critical processes, consolidating activities and infrastructure, and reducing the Company's expense structure.

Romano served as Executive Vice President of Ann Taylor, Inc. from 2004 through 2008, with responsibilities that included Supply Chain and Corporate Operations.  He joined Ann Taylor in 1997 as Sr. Vice President of Logistics, and later assumed additional responsibility for Purchasing Operations prior to his appointment as Executive Vice President.  From 1988 through 1996, Romano held a number of financial and operational roles at Charming Shoppes, Inc., culminating in his appointment as Vice President of International Operations.

Alan Rosskamm said, "Tony’s appointment as Executive Vice President underscores our commitment to transforming and simplifying our business and refocusing our energies on our core retail brands – Lane Bryant, Fashion Bug and Catherines.   His responsibilities will include the oversight and execution of a number of transformational projects that we are currently undertaking.  Tony will also have responsibility for executing on our plan to achieve net cost reductions of approximately $100 - $125 million over the next two fiscal years, with more than $75 million expected to be realized in fiscal year 2010.”

Rosskamm continued, “The transformation of our merchandising processes and the attainment of significant cost savings through our restructuring plan will position us for significantly improved operating performance for the future, in addition to further strengthening our balance sheet and liquidity. We welcome Tony and look forward to his contributions to Charming Shoppes.”

In his executive leadership role as Interim President of Charming Direct, Bass will have responsibility for the Company’s direct-to-consumer and e-commerce businesses, including the Company’s retail brands’ related e-commerce businesses.   He will also be responsible for the oversight of the development of an entirely new and upgraded e-commerce platform, and the development of additional direct-to-consumer businesses that directly service the Company’s core brands – Lane Bryant, Fashion Bug and Catherines.

Bass is an experienced executive with significant expertise in e-commerce and direct marketing.  In 2006, he co-founded Fair Indigo, a multi-channel women’s and men’s apparel retailer.  In 1999 he joined Lands’ End, where he served as Senior Vice President of e-commerce and international.  While at Lands’ End, Bass led the growth of the direct business to more than a half billion in dollar volume, while pioneering industry-leading technology such as live customer help, virtual models and custom clothing.  After Lands’ End became part of Sears, Roebuck & Co., Bass served as the Vice President and General Manager of the direct-to-consumer business at Sears until 2005, where he oversaw a combined business in excess of $1 billion.  Prior to Lands’ End, he was Group Director of Research for e-commerce and new media for Forrester Research, Inc.

He is Chairman of the Board of Fair Indigo, and also serves as a member of the board of directors of Tractor Supply Company, a publicly traded company operating more than 800 stores nationwide, and The Direct Marketing Association.  Bass holds an M.B.A. from the Stanford University Graduate School of Business, an M.A. from the Stanford University School of Education, and a B.A. from Princeton University.

Rosskamm commented, “We are extremely pleased to announce that Bill has joined Charming Shoppes. His successes and experience in the direct-to-consumer business are well-known and respected in our industry.  He has earned a strong reputation as an innovator and an effective leader, with a strong customer-centric focus.  We welcome Bill and look forward to his leadership of Charming Direct.”

Rachel A. Ungaro has been promoted to Sr. Vice President, General Merchandising for the Company’s Fashion Bug brand, with responsibility for casual apparel, accessories and outerwear for plus and misses apparel.  She joined Fashion Bug in 1999 as a buyer for misses merchandise, and in 2000, was promoted to Vice President and Divisional Merchandise Manager with additional divisional responsibilities, including plus apparel, swimwear and dresses.  Ungaro also was a buyer for Fashion Bug from 1993 through 1996, and a senior buyer for Limited Brands from 1996 through 1999. Previous to those positions, she participated in the executive training program at Macy’s, where she held a number of merchandising and buying positions.

James A. Ferree has joined Fashion Bug as Sr. Vice President, General Merchandising, with responsibility for career apparel, dresses, intimate apparel and footwear for plus and misses apparel.  Prior to accepting this appointment, he served Macy’s as Vice President and Divisional Merchandise Manager for women’s and petite sportswear.  During his 25+ year merchandising career, Ferree has also held merchandise management positions with Stage Stores, Lamonts Apparel, Sycamore Stores and Famous Barr.

Jay Levitt, President of the Company’s Fashion Bug brand, remarked, “We are pleased to announce two important senior merchandise management appointments within the Fashion Bug brand.  With more than 20 years of experience in merchandising and buying, Rachel Ungaro has repeatedly proven herself as a consistent and competent leader within our Fashion Bug brand, and I would like to congratulate her on her promotion.  I would also like to welcome Jim Ferree to Fashion Bug.  He brings a strong background in direct product development and private label product strategy, as well as extensive experience in all facets of fashion merchandising.  These appointments support Fashion Bug’s planned transition to a lifestyle fashion retailer, with a strong assortments focus on casual and dressy lifestyles.”

At January 31, 2009, Charming Shoppes, Inc. operated 2,301 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, and PETITE SOPHISTICATE OUTLET®. Additionally, the Company operates the following direct-to-consumer titles: Lane Bryant Woman™, Figi's®, and shoetrader.com. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning appointments of executives, the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic solution for our non-core assets, the failure to effectively implement our planned consolidation, cost and capital budget reduction plans and store closing plans, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to effectively implement the Company's plans for a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to effectively implement the Company's plans for the transformation of its brands to a vertical specialty store model, the failure to achieve increased profitability through the adoption by the Company's brands of a vertical specialty store model, the failure to achieve improvement in the Company's competitive position, the failure to continue receiving financing at an affordable cost through the availability of our credit card securitization facilities and through the availability of credit we receive from our suppliers and their agents, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008, our Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955